EXHIBIT 10.62
SECOND SUPPLEMENTAL INDENTURE
               SECOND SUPPLEMENTAL INDENTURE, dated as of September 15, 2008 (this “Second Supplemental Indenture”), between TAL Advantage II LLC, a limited liability company organized under the laws of Delaware (the “Issuer”), and U.S. Bank National Association, a national banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”), and consented to by the Requisite Global Majority.
               WHEREAS, the Issuer and the Indenture Trustee are parties to an indenture dated as of March 27, 2008, as amended, modified or supplemented from time to time in accordance with its terms (the “Indenture”) and the related supplement thereto, dated as of March 27, 2008, as amended, modified or supplemented from time to time in accordance with its terms (the “Series 2008-1 Supplement”), providing, among other things, for the authentication, delivery and administration of the Notes described therein;
               WHEREAS, pursuant to Article X of the Indenture and pursuant to Section 804 of the Series 2008-1 Supplement and subject to certain conditions stated therein, the Issuer and the Indenture Trustee may enter into a supplemental indenture (which, pursuant to Section 804(a) of the Series 2008-1 Supplement, is deemed to be a supplemental indenture subject to Sections 1001 or 1002 of the Indenture), in order to amend the Series 2008-1 Supplement; and
               WHEREAS, the Issuer desires to amend the Series 2008-1 Supplement in accordance with the terms and conditions set forth below;
               NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows:
ARTICLE I
Definitions
          SECTION 1.1. Defined Terms. Terms for which meanings are provided in the Indenture or the Series 2008-1 Supplement, as applicable, are, unless otherwise defined herein or the context otherwise requires, used in this Second Supplemental Indenture with such meanings.
ARTICLE II
Amendments to the Series 2008-1 Supplement
          SECTION 2.1. Subject to the satisfaction of the conditions specified in Article III below and effective as of the Second Supplemental Indenture Effective Date (as defined herein), the Series 2008-1 Supplement shall be amended as follows:

     (a) Section 101. Definitions.
          (i) Definition of Applicable Margin. Clause “(i)” and clause “(ii)” of the definition of “Applicable Margin” are hereby deleted in their entirety and replaced with the following:
               “(i) prior to the Conversion Date, one and one half of one percent (1.50%); or
               (ii) on or after the Conversion Date, two and one quarter of one percent (2.25%).”;
          (ii) Definition of Commitment Fee Percentage. The definition of “Commitment Fee Percentage” is hereby amended by deleting “three eights of one percent (0.375%)” in the first sentence of the definition and inserting “one half of one percent (0.50%)” in the first sentence of the definition;
          (iii) Definition of Conversion Date. Clause (ii) of the definition of “Conversion Date” is hereby amended by deleting “June 30, 2009” and inserting “June 30, 2010” in its place;
          (iv) Definition of Series 2008-1 Expected Final Maturity Date. The definition of “Series 2008-1 Expected Final Maturity Date” is hereby deleted in its entirety and replaced with the following:
“Series 2008-1 Expected Final Maturity Date means the Payment Date occurring on the eighth (8th) annual anniversary of the Conversion Date.”
     (b) Amendment to Schedule 1. Schedule 1 to the Series 2008-1 Supplement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.
     (c) Amendment to Section 201. Designation and Principal Terms. Paragraph (a) of Section 201 is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:
“The Series 2008-1 Notes will be issued in the initial aggregate maximum principal balance of up to Four Hundred Million Dollars ($400,000,000).”
     (d) Amendment to Section 205(d). Optional Increase in Series 2008-1 Note Existing Commitments. Section 205(d) is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:
“The Issuer may, by means of a letter delivered to Administrative Agent and the Indenture Trustee on not more than five (5) occasions prior to the Conversion Date, request that the aggregate Series 2008-1 Note Existing Commitments be increased by an aggregate amount not to exceed Two Hundred Seventy Five Million Dollars ($275,000,000), by (a) increasing the commitment of one or more then existing Series 2008-1 Noteholders that have agreed to such increase and/or

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(b) by issuing additional Series 2008-1 Notes to adding one or more commercial banks, finance companies or other Persons acceptable to the Issuer (each an “Additional Series 2008-1 Noteholder”) with a Series 2008-1 Note Existing Commitment in an amount agreed to by any such Additional Series 2008-1 Noteholder.”
ARTICLE III
Conditions Precedent
          SECTION 3.1. This Second Supplemental Indenture shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “Second Supplemental Indenture Effective Date”):
     (a) execution and delivery of this Second Supplemental Indenture by the parties hereto, with the executed consent of the Noteholders, as Requisite Global Majority;
     (b) delivery to the Indenture Trustee of an Opinion of Counsel pursuant to Section 1003 of the Indenture, stating that all conditions precedent for the execution of this Second Supplemental Indenture have been satisfied; and
     (c) execution by the Issuer of an Officer’s Certificate, pursuant to Section 1301 of the Indenture, to the effect that all conditions precedent to this Second Supplemental Indenture have been complied with, substantially in the form of the Officer’s Certificate attached as Exhibit A hereto.
ARTICLE IV
Miscellaneous
          SECTION 4.1. Limitation of Right. Except as expressly set forth in this Second Supplemental Indenture, this Second Supplemental Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Hedge Counterparty is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.
          SECTION 4.2. Successors and Assigns. All provisions of this Second Supplemental Indenture shall bind the parties hereto and their permitted successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.
          SECTION 4.3. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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          SECTION 4.4. Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 4.5. Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 4.6. Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          SECTION 4.7. Headings. The headings of the Articles and the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

TAL ADVANTAGE II LLC, as Issuer

By:	TAL International Container Corporation, its manager

By:
Name:
Title:
TAL Advantage II LLC Second Supplemental Indenture

S-1

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:
TAL Advantage II LLC Second Supplemental Indenture

S-2

CONSENTED TO BY THE REQUISITE
GLOBAL MAJORITY:

FORTIS CAPITAL CORP.,
as Noteholder

By:
Name:
Title:

ING BANK N.V.,
as Noteholder

By:
Name:
Title:

BAYERISCHE HYPO- und VEREINSBANK AG,
as Noteholder

By:
Name:
Title:

Ex. A-1

EXHIBIT A
FORM OF OFFICER’S CERTIFICATE
TAL ADVANTAGE II LLC
September 15, 2008
     The undersigned officer of TAL International Container Corporation, as manager of TAL ADVANTAGE II LLC, a Delaware limited liability company (the “Issuer”), does hereby certify, pursuant to Section 1301 of that certain Indenture, dated as of March 27, 2008 (as amended, modified or supplemented from time to time in accordance with its terms), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) (the “Indenture”), on behalf of the Issuer and not in its individual capacity that:
1. I have read Section 1002 and such other provisions of the Indenture as I have deemed relevant and the Second Supplemental Indenture, dated as of September 15, 2008, between the Issuer, the Indenture Trustee, and consented to by the Requisite Global Majority (the “Second Supplemental Indenture”).
2. In my opinion, I have made such examination and investigation as is necessary to enable me to express an informed opinion that the Second Supplemental Indenture is entered into pursuant to Section 1002(a) of the Indenture.
3. To the best of my knowledge, all conditions precedent provided for in the Indenture for the execution of the Second Supplemental Indenture have been complied with.
     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.
* * * * *
     IN WITNESS WHEREOF, the undersigned officer has executed this certificate as of the date first written above.

TAL ADVANTAGE II LLC, as Issuer

By:	TAL International Container Corporation, its manager

By:
Name:
Title:
TAL Advantage II LLC Second Supplemental Indenture

S-2